EXHIBIT 32.2

SECTION 906 CERTIFICATION

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

March 30, 2012

Ken Donahue, the Chief Administrative Officer of United Security Bancshares certifies:

1. that this quarterly report on Form 10-K for the year ended December 31, 2011 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. that information contained in this quarterly report on Form 10-K for the year ended December 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of United Security Bancshares.

/s/ Ken Donahue
Ken Donahue
Executive President and Chief Administrative Officer/Chief Financial Officer/Principle Accounting Officer